Exhibit 99.2:

Additional Exhibits

CERTIFICATION PURSUANT

TO 18 U.S.C. SECTION 1350,

AS ADPOTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of F&M Bancorp (the “Company”) on Form 10-Q for the period ending June 30, 2002 as file with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kaye A Simmons, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)              The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 12, 2002	/s/ Kaye A. Simmons
Date	KAYE SIMMONS
CFO AND TREASURER